Filed Pursuant to Rule 424(b)(3)

Registration No. 333-163068

Prospectus Supplement No. 2

(to Prospectus dated December 31, 2010)

6,500,000 SHARES

CURRENCYSHARES® AUSTRALIAN DOLLAR TRUST

This Prospectus Supplement No. 2 amends and supplements our prospectus dated December 31, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus and Prospectus Supplement No. 1 dated June 15, 2011.

Under “Creation and Redemption of Shares,” the third sentence in the fifth full paragraph on page 25 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 14, 2011, Citadel Securities LLC, EWT LLC, CitiGroup Global Markets, Inc., Fortis Clearing Americas LLC, Goldman Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is September 14, 2011